                                                                    EXHIBIT 99.1

                              AMENDMENT #3 TO LEASE


1.    Parties.

      This Amendment, dated as of September 21, 2004, is between 400 River Limited Partnership ("Landlord") and NaviSite, Inc. ("Tenant").

2.    Recitals.

      2.1. Landlord and Tenant have entered into a Lease, dated as of May 14, 1999, for premises known as 400 Minuteman Road in Andover, Massachusetts (as now or hereafter amended or extended, the "Lease"). Unless otherwise defined, terms used in this Amendment have the same meanings as those used in the Lease.

      2.2 (a) Subject to the terms below, Tenant now wishes to exercise the first Extension Option to extend the initial Lease term for six (6) years. As an inducement to Tenant to exercise the first Extension Option now, and subject to the terms below, Landlord will pay Tenant the sums set forth below.

            (b) To accomplish these and other matters, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree and the Lease is amended as follows as of the date of this Amendment, notwithstanding anything to the contrary:

3.    Amendments.

      3.1 Tenant hereby exercises the first Extension Option, and so the expiration date of the Lease term is hereby extended from January 31, 2012 through and until January 31, 2018, unless terminated earlier or further extended as set forth in the Lease. In addition to any other amounts payable by Tenant under the Lease, the annual base rent per square foot of agreed rentable area in the Remaining Premises for the first Extension Option term will be as set forth below:

First Extension Term     2/1/2012 - 1/31/2015        $17.00
                         2/1/2015 - 1/31/2018        $17.65

This will confirm that during the terms of the first Extension Option, and the second Extension Option (if validly exercised), Tenant only will be leasing the Remaining Premises and not the WSI Space.

      3.2 Provided that Tenant first pays its rent for the month of September, 2004 and is not otherwise in monetary default under the Lease, Landlord will pay to Tenant $173,862 within one (1) business day after receipt of good funds from Tenant. Provided that Tenant first pays its rent for the month of October, 2004 and is not otherwise in monetary default under the Lease, Landlord will pay to Tenant $173,862 within one (1) business day after receipt of good funds from Tenant but not earlier than October 1, 2004. Provided that Tenant first pays its rent for the month of November, 2004 and is not otherwise in monetary default under the Lease, Landlord will pay to Tenant $173,862 within one (1) business day after receipt of good funds from Tenant but not earlier than November 1, 2004. (For these purposes, "rent" also includes all amounts then due from Tenant under two Promissory Notes from Tenant to U.S. Managers Realty, Inc., one dated December 1, 2003 in the original principal amount of $2,200,000, and the other dated December 23, 2003 in the original principal amount of $150,000.) If Tenant pays its rent to Landlord as described above in this Section 3.2 by wire transfer of good funds, Landlord will make its payments to Tenant as described above in this Section 3.2 (the "Landlord Payments") by wire transfer of good funds. The Landlord Payments will be deemed inducements to Tenant, but if the conditions above are not satisfied, the Landlord Payments will not be due from Landlord. If the conditions above are satisfied and a Landlord Payment is not paid when due, as Tenant's sole right and remedy Tenant will have the right to offset only the amount of that unpaid Landlord Payment against the next payment(s) due from Tenant under the $2,200,000 Promissory Note described above if and only if Landlord thereafter fails to make that Landlord Payment within five (5) days after written notice from Tenant that the Landlord Payment is overdue.

      3.3 Landlord and Tenant each represents and warrants that it has not employed or engaged any broker, agent, finder or similar party that is due a fee from the other in connection with this Amendment.

4.    No Other Changes.

      The Lease is in full force and effect, and except as set forth above the Lease remains unchanged (including, without limitation, the terms and conditions of the second Extension Option).

      IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Amendment under seal as of the date first set forth above.


NAVISITE, INC., A DELAWARE              400 RIVER LIMITED PARTNERSHIP, A
CORPORATION                             MASSACHUSETTS LIMITED PARTNERSHIP

By: /s/ Jim Pluntze                     By: Niuna-400 River, Inc., a
    -----------------------                 Massachusetts corporation, general
    Name: Jim Pluntze                       partner
    Title: Senior Vice President
    Finance Authorized Signature            By: /s/ John G. Baker
                                                -----------------
By: /s/  John J. Gavin, Jr.                     Name:  John G. Baker
    -----------------------                     Title:  Vice-President
    Name:  John J. Gavin, Jr.                   Authorized Signature
    Title:  C.F.O.
    Authorized Signature


                                       2